Calculation of Filing Fee Tables
S-3
WEC ENERGY GROUP, INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(r)				0.0001476
Fees to be Paid	2	Equity	Preferred Stock	457(r)				0.0001476
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001476
Fees to be Paid	4	Equity	Depositary Shares	457(r)				0.0001476
Fees to be Paid	5	Other	Purchase Contracts	457(r)				0.0001476
Fees to be Paid	6	Other	Units	457(r)				0.0001476
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) There are being registered hereunder such presently indeterminate (a) number of shares of Common Stock, par value $0.01 per share, Preferred Stock, Depositary Shares, Purchase Contracts and Units and (b) principal amount of Debt Securities of WEC Energy Group, Inc. (the "Company") as may from time to time be issued at indeterminate prices. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the Company is deferring payment of all of the registration fees.

[2]	(1) There are being registered hereunder such presently indeterminate (a) number of shares of Common Stock, par value $0.01 per share, Preferred Stock, Depositary Shares, Purchase Contracts and Units and (b) principal amount of Debt Securities of WEC Energy Group, Inc. (the "Company") as may from time to time be issued at indeterminate prices. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the Company is deferring payment of all of the registration fees.

[3]	(1) There are being registered hereunder such presently indeterminate (a) number of shares of Common Stock, par value $0.01 per share, Preferred Stock, Depositary Shares, Purchase Contracts and Units and (b) principal amount of Debt Securities of WEC Energy Group, Inc. (the "Company") as may from time to time be issued at indeterminate prices. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the Company is deferring payment of all of the registration fees.

[4]	(1) There are being registered hereunder such presently indeterminate (a) number of shares of Common Stock, par value $0.01 per share, Preferred Stock, Depositary Shares, Purchase Contracts and Units and (b) principal amount of Debt Securities of WEC Energy Group, Inc. (the "Company") as may from time to time be issued at indeterminate prices. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the Company is deferring payment of all of the registration fees.

[5]	(1) There are being registered hereunder such presently indeterminate (a) number of shares of Common Stock, par value $0.01 per share, Preferred Stock, Depositary Shares, Purchase Contracts and Units and (b) principal amount of Debt Securities of WEC Energy Group, Inc. (the "Company") as may from time to time be issued at indeterminate prices. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the Company is deferring payment of all of the registration fees.

[6]	(1) There are being registered hereunder such presently indeterminate (a) number of shares of Common Stock, par value $0.01 per share, Preferred Stock, Depositary Shares, Purchase Contracts and Units and (b) principal amount of Debt Securities of WEC Energy Group, Inc. (the "Company") as may from time to time be issued at indeterminate prices. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the Company is deferring payment of all of the registration fees.